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                                  EXHIBIT 23.3

                         CONSENT OF BLUMENFELD & COHEN


                       [LETTERHEAD OF BLUMENFELD & COHEN]

                                October 8, 1998



FirstWorld Communications, Inc.
9333 Genesee, Suite 200
San Diego, California 92121

              Re:  Registration Statement on Form S-4
                   FirstWorld Communications, Inc.
                   File No. 333-57829
                   ------------------

Ladies and Gentlemen:

     In connection with the registration of $470,000,000 in aggregate principal amount at maturity of its 13% Senior Discount Notes due 2008 (the "Exchange Notes") by FirstWorld Communications, Inc., a Delaware corporation (the "Company"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 26, 1998 (File No. 333-57829), as amended by Amendment No. 1 filed August 24, 1998 and Amendment No. 2 filed October 8, 1998, you have requested that we consent to the use of our name in the Registration Statement.

     We consent to your filing this letter as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                   Sincerely,

                                   BLUMENFELD & COHEN

                                   By:  /s/    GLENN B. MANISHIN
                                        Glenn B. Manishin, Partner